As filed with the Securities and Exchange Commission on January 24, 2007.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              TECK COMINCO LIMITED
             (Exact name of registrant as specified in its charter)

                CANADA                                NOT APPLICABLE
    (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)
                     ______________________________________

                          Suite 600, 200 Burrard Street
                   Vancouver, British Columbia, Canada V6C 3L9
                                 (604) 894-8940
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                   Teck Cominco Limited 2001 Stock Option Plan
                            (Full title of the plan)

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                     (Name and address of agent for service)

                                 (212) 894-8940
          (Telephone number, including area code, of agent for service)
                              ____________________

                                           COPIES TO:
      Geofrey Meyers                      Peter Rozee                      Edwin S. Maynard
    Lang Michener LLP                 Teck Cominco Limited              Paul, Weiss, Rifkind,
 BCE Place, P.O. Box 747         Suite 600, 200 Burrard Street          Wharton & Garrison LLP
Suite 2500, 181 Bay Street    Vancouver, British Columbia, Canada    1285 Avenue of the Americas
 Toronto, Ontario, Canada                   V6C 3L9                       New York, New York
         M5J 2T7                         (604) 687-1117                       10019-6064
      (416) 360-8600                                                        (212) 373-3000

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                 Proposed Maximum   Proposed Maximum
          Title of               Amount to be     Offering Price   Aggregate Offering      Amount of
Securities to be Registered   Registered (1)(2)    Per Share (3)          Price        Registration Fee
-------------------------------------------------------------------------------------------------------
    Class B Subordinate
       Voting Shares              6,000,000            $80.56          $483,360,000         $51,721
-------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued pursuant to the anti-dilution provisions of the registrant's 2001 Stock Option Plan or to otherwise prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Represents the maximum number of shares which may be issued under the 2001 Stock Option Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Class B Subordinate Voting Shares as reported on the New York Stock Exchange on January 19, 2007, a date within five business days of the filing of this Registration Statement.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following  documents  filed by the Registrant  with the Securities
and  Exchange   Commission  are  hereby   incorporated  by  reference  in  this
Registration Statement:

         1. the Registrant's Annual Report on Form 40-F filed on March 30, 2006 and amended on May 22, 2006, including the Registrant's audited financial statements as at and for the years ended December 31, 2005 and 2004; and

         2. the description of the Class B Subordinate Voting Shares as set forth in the Registrant's Registration Statement on Form 8-A filed on June 19, 2006, and any further amendment or report filed for the purposes of updating such description; and

         3. all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (1) above.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         William P. Armstrong, one of the Registrant's experts, is a former employee. Mr. Armstrong beneficially owns 15,000 shares of common stock issuable upon exercise of stock options which he acquired when employed by the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), Teck Cominco Limited ("Teck Cominco") may indemnify a present or former director or officer of Teck Cominco or another individual who acts or acted at Teck Cominco 's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Teck Cominco or the other entity. Teck Cominco may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of Teck Cominco, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Teck Cominco's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from Teck Cominco as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and they fulfill the conditions set out above. Teck Cominco may advance monies to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

         The by-laws of Teck Cominco provide that, subject to the limitations contained in the CBCA, Teck shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Teck's request as a director or officer of a body corporate of which Teck Cominco is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of Teck Cominco or any such body corporate) and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of Teck Cominco or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The by-laws of Teck Cominco also provide that Teck Cominco shall also indemnify such a person in such other circumstances as the CBCA permits or requires.

         The by-laws of Teck Cominco provide that Teck Cominco may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any person referred to in the foregoing paragraph. Teck Cominco has purchased third party director and officer liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Teck Cominco pursuant to the foregoing provisions, Teck Cominco has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT     DESCRIPTION
-------     -----------
4.1         Certificate and Articles of  Amalgamation of Teck Cominco  Limited,
            incorporated by reference to Exhibit 3.1 to Form 8-A filed June 19,
            2006

4.2 By-Laws effective June 8, 2000 and confirmed by the shareholders of the Corporation on April 25, 2001, incorporated by reference to
            Exhibit 3.2 to Form 8-A filed June 19, 2006

5.1 Opinion of Lang Michener LLP, counsel to the Registrant, regarding the legality of the securities being registered hereby

23.1        Consent of PricewaterhouseCoopers LLP

23.2 Consent of Lang Michener LLP, counsel to the Registrant (included in Exhibit 5.1)

23.3        Consent of William P. Armstrong, P. Eng.

23.4        Consent of Dan Gurtler, AIMM

23.5        Consent of Colin McKenny, P. Geol.

23.6        Consent of GLJ Petroleum Consultants Ltd.

24.1 Powers of Attorney (included on the signature pages to this registration statement)


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3)      To   remove   from   registration   by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Teck Cominco Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver in the Province of British Columbia, Canada, on January 23, 2007.

                                             TECK COMINCO LIMITED

                                             By: /s/ G. Len Manuel
                                                 ------------------------------
                                                 Name:   G. Len Manuel
                                                 Title:  Senior Vice President,
                                                         General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Donald R. Lindsay and Ronald A. Millos, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                                    DATE
---------                               -----                                    ----


/s/ Norman B. Keevil
--------------------------------   Chairman and Director                    January 23, 2007
    Norman B. Keevil



/s/ Donald R. Lindsay              Chief Executive Officer, President
--------------------------------   and Director (Principal Executive        January 23, 2007
    Donald R. Lindsay              Officer)



/s/ Ronald A. Millos               Senior Vice President, Finance and
--------------------------------   Chief Financial Officer (Principal       January 23, 2007
    Ronald A. Millos               Financialand Accounting Officer)


/s/ Robert J. Wright
--------------------------------   Deputy Chairman and Director             January 23, 2007
    Robert J. Wright

SIGNATURE                               TITLE                                    DATE
---------                               -----                                    ----


/s/ J. Brian Aune
--------------------------------   Director                                 January 23, 2007
    J. Brian Aune


/s/ Lloyd I. Barber
--------------------------------   Director                                 January 23, 2007
    Lloyd I. Barber


/s/ Jalynn H. Bennett
--------------------------------   Director                                 January 23, 2007
    Jalynn H. Bennett


/s/ Hugh J. Bolton
--------------------------------   Director                                 January 23, 2007
    Hugh J. Bolton


/s/ Norman B. Keevil III
--------------------------------   Director                                 January 23, 2007
    Norman B. Keevil III


/s/ Takashi Kuriyama
--------------------------------   Director                                 January 23, 2007
    Takashi Kuriyama


/s/ Takuro Mochihara
--------------------------------   Director                                 January 23, 2007
    Takuro Mochihara


/s/ Derek Pannell
--------------------------------   Director                                 January 23, 2007
    Derek Pannell


/s/ Warren S. R. Seyffert
--------------------------------   Director                                 January 23, 2007
    Warren S. R. Seyffert


/s/ Keith E. Steeves
--------------------------------   Director                                 January 23, 2007
    Keith E. Steeves


/s/ Christopher M. T. Thompson
--------------------------------   Director                                 January 23, 2007
    Christopher M. T. Thompson


/s/ David A. Thompson
--------------------------------   Director                                 January 23, 2007
    David A. Thompson

AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, Teck Cominco American Incorporated as the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Teck Cominco Limited in the United States, in the City of Spokane, State of Washington on January 23, 2007.

                                         TECK COMINCO AMERICAN INCORPORATED

                                         By: /s/ C. Bruce DiLuzio
                                             ----------------------------------
                                             Name:   C. Bruce DiLuzio
                                             Title:  V.P., Law & Administration

                                  EXHIBIT INDEX


EXHIBIT     DESCRIPTION
-------     -----------
4.1         Certificate and Articles of  Amalgamation of Teck Cominco  Limited,
            incorporated by reference to Exhibit 3.1 to Form 8-A filed June 19,
            2006

4.2 By-Laws effective June 8, 2000 and confirmed by the shareholders of the Corporation on April 25, 2001, incorporated by reference to
            Exhibit 3.2 to Form 8-A filed June 19, 2006

5.1 Opinion of Lang Michener LLP, counsel to the Registrant, regarding the legality of the securities being registered hereby

23.1        Consent of PricewaterhouseCoopers LLP

23.2 Consent of Lang Michener LLP, counsel to the Registrant (included in Exhibit 5.1)

23.3        Consent of William P. Armstrong, P. Eng.

23.4        Consent of Dan Gurtler, AIMM

23.5        Consent of Colin McKenny, P. Geol.

23.6        Consent of GLJ Petroleum Consultants Ltd.

24.1 Powers of Attorney (included on the signature pages to this registration statement)